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                                                                     EXHIBIT 4.7
                          Magainin Pharmaceuticals Inc
                         1998 EQUITY COMPENSATION PLAN
                             Restricted Stock Grant
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 This RESTRICTED STOCK GRANT (hereafter "Agreement"), dated as of _____________,
 1998 (the "Date of Grant"), is delivered by Magainin Pharmaceuticals Inc. (the "Company"), to ________________ (the "Grantee").

                                    RECITALS
                                    --------
     A. The Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan (the "Plan") provides for the grant of restricted stock.

     B. The Committee, appointed by the Board of Directors of the Company (the "Board") under the terms of the Plan, has decided to make a restricted stock grant as an inducement for the Grantee and to promote the best interests of the Company and its shareholders. A copy of the Plan is attached.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

     1.   Restricted Stock Grant.  The Company hereby grants the Grantee _______
          -----------------------
 shares of common stock of the Company, subject to the restrictions set forth below and in the Plan ("Restricted Stock"). The shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.

     2.   Vesting of Grant.
          -----------------

     (a) The shares of Restricted Stock shall become vested, and the restrictions shall lapse, over the following vesting period:

            Vesting Date                     Vested Shares
            ------------                     -------------

          ----------------       199_       ----------------
          ----------------       200_       ----------------
          ----------------       200_       ----------------
          ----------------       200_       ----------------

     (b) The Restricted Stock shall become fully vested if a Change of Control (as defined in the Plan) occurs while the Restricted Stock is outstanding and the Grantee is employed by the Company, unless the Committee determines otherwise.

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

                          Magainin Pharmaceuticals Inc
                         1998 EQUITY COMPENSATION PLAN
                             Restricted Stock Grant
                                  (Continued)
--------------------------------------------------------------------------------

  2. Vesting of Grant. (Continued)
     -----------------

   (c) If the Grantee's employment with the Company terminates for any reason before the Restricted Stock is fully vested, any shares of Restricted Stock that have not vested shall be forfeited immediately and any such shares issued to the Grantee must be immediately returned to the Company.

   (d) For purposes of this Agreement, employment with the Company shall mean employment as an employee of the Company or its subsidiaries, service as a consultant of the Company or its subsidiaries, or service as a member of the Board of Directors of the Company.

  3. Issuance of Certificates.
     ------------------------

   (a) The Committee may determine that the Company will not issue certificates for shares of Restricted Stock, or that the Company will retain possession of certificates for any shares issued pursuant to this Restricted Stock Grant, until the Restricted Stock vests. During the period before the shares vest, the Grantee shall receive any cash dividends with respect to the shares of Restricted Stock, may vote such shares and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event, the shares or other property issued or declared with respect to the shares of Restricted Stock held in escrow shall also be held in escrow and shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

   (b) When the Grantee obtains a vested right to the shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Grantee. The certificate shall be duly endorsed (or accompanied by an executed stock power) so as to transfer to the Grantee all right, title and interest in and to the shares represented by such certificate.

  4.  Withholding.  Pursuant to the Plan, the Grantee, or any other person
      -----------
      receiving shares, shall be required to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the grant and the vesting of the shares. The Company shall have the right to require that the Grantee (or such other person) make such provision, or furnish the Company with such authorization, as may be necessary or desirable so that the Company may satisfy its obligations under applicable tax laws to withhold for income or other taxes due upon or incident to such grant or vesting.


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

                          Magainin Pharmaceuticals Inc
                         1998 EQUITY COMPENSATION PLAN
                             Restricted Stock Grant
                                  (Continued)
--------------------------------------------------------------------------------

  5. Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan,
     --------------------------------
     the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company and
     (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

  6. No Employment or Other Rights.  This grant shall not confer upon the
     -----------------------------
     Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment or service at any time. The right of the Company to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved.

  7. Assignment and Transfers.  The rights and interests of the Grantee under
     ------------------------
     this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Stock, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate this Agreement by notice to the Grantee, and the grant and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.

  8. Applicable Law.  The validity, construction, interpretation and effect of
     --------------
     this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania.

  9. Notice.  Any notice to the Company provided for in this instrument shall be
     ------
     addressed to the Company in care of the Chief Financial Officer at 5110 Campus Drive, Plymouth Meeting, PA 19462, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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

                          Magainin Pharmaceuticals Inc
                         1998 EQUITY COMPENSATION PLAN
                             Restricted Stock Grant
                                  (Continued)
--------------------------------------------------------------------------------

  IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this instrument, and the Grantee has placed his signature hereon, effective as of the Date of the Grant.



     Attest:                        MAGAININ PHARMACEUTICALS INC.

                                    By:
     --------------------------        -----------------------------------


                                    Accepted:
                                             -----------------------------
                                                   Grantee

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